UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 31, 2022

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2022, Bed Bath & Beyond Inc. (the “Company”) entered into an amendment (the “Amendment”) among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) and Sixth Street Specialty Lending, Inc., as FILO agent (in such capacity, the “FILO Agent”), and the lenders party thereto, to that certain Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto and the Agent (the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”).

The Credit Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments of $1,000,000,000, including a swingline subfacility and a letter of credit subfacility. The Amendment increased the aggregate revolving commitments by $130,000,000 to $1,130,000,000 for the time periods set forth in such Amended Credit Agreement. The Amendment also provides for a first-in-last-out term loan facility of $375,000,000, which term loans will be drawn on or prior to September 2, 2022 (such date, the “Funding Date”) (such facility, the “FILO Facility” and together with the ABL Facility, the “Credit Facilities”). The ABL Facility matures on August 9, 2026, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement. The FILO Facility matures on August 31, 2027, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement.

The Credit Facilities are secured on a first priority basis (subject to customary exceptions) on substantially all assets of the Company and its subsidiaries that are borrowers or guarantors under the Credit Facilities. Amounts available to be drawn from time to time under the ABL Facility (including, in part, in the form of letters of credit) are equal to the lesser of (i) outstanding revolving commitments under the Amended Credit Agreement and (ii) a borrowing base equal to the sum of (a) 90% of eligible credit card receivables, plus (b) 90% of eligible inventory (excluding eligible foreign in-transit inventory), valued at the lower of cost or market value, determined on a weighted average cost basis, minus (c) customary reserves, minus (d) FILO deficiency reserves. The term loans under the FILO Facility are subject to a borrowing base equal to the sum of (a) 15% of eligible credit card receivables, plus (b)(i) 15% of eligible inventory, plus (ii) 100% of eligible foreign in-transit inventory, plus (iii) 15% of eligible domestic in-transit inventory, in each case, valued at the lower of cost or market value, determined on a weighted average cost basis, plus (c) the lesser of (i) 68% of eligible intellectual property, which shall be reduced by 2.5% each fiscal quarter commencing with the fiscal quarter ending on or about February 25, 2023 and (ii) $115,000,000, which shall be reduced by (A) $4,687,500 each fiscal quarter commencing with the fiscal quarter ending on or about February 25, 2023 and (B) $75,000,000 upon the consummation of certain dispositions.

Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. If at any time the outstanding amount under the ABL Facility exceeds the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base under the ABL Facility, the Company will be required to prepay outstanding amounts or cash collateralize letter of credit obligations under the ABL Facility.

Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the FILO Facility after the ABL Facility is paid in full. The term loans under the FILO Facility are non-callable for a period of 18 months following the Funding Date, subject to a customary make-whole premium (using a discount rate set at the treasury rate plus 0.50% per annum). Following such date, prepayments of the FILO Facility are subject to a prepayment premium equal to (i) 2.00% of the principal amount of such prepayment if made between 18 months and 30 months following the Funding Date, (ii) 1.00% of the principal amount of such prepayment if made between 30 months and 36 months following the Funding Date, and (iii) 0% after such date. Further, certain dispositions of assets, are subject to modified prepayment premiums and/or mandatory paydown requirements. If at any time the outstanding amount under the FILO Facility exceeds the borrowing base under the FILO Facility, the Company will be required to prepay term loans in an amount equal to such excess under the FILO Facility.

Outstanding amounts under the Amended Credit Agreement bear interest at a rate per annum equal to, at the applicable borrower’s election: (i) in the case of loans denominated in US dollars, SOFR and an alternate base rate and (ii) for loans denominated in Canadian dollars, CDOR and the Canadian prime rate, in each case as set forth in the Amended Credit Agreement, plus (A) with respect to the ABL Facility, an interest rate margin based on average quarterly availability ranging from, (x) in the case of SOFR loans and CDOR loans, 1.25% to 1.75%; provided that if SOFR or CDOR is less than 0.00%, such rate shall be deemed to be 0.00%, as applicable, and (y) in the case of alternate base rate loans and Canadian prime rate loans, 0.25% to 0.75%; provided that if the alternate base rate or Canadian prime rate is less than 1.00%, such rate shall be deemed to be 1.00%, as applicable, and (B) with respect to the FILO Facility, an interest rate margin equal to (x) in the case of SOFR loans, 7.75%; provided that if SOFR is less than 1.00%, such rate shall be deemed to be 1.00%, and (y) in the case of alternate base rate loans, 6.75%; provided that if the alternate base rate is less than 2.00%, such rate shall be deemed to be 2.00%. The revolving loans under the ABL Facility may be borrowed, prepaid and reborrowed until the maturity date under the ABL Facility. The term loans under the FILO Facility amortize at 5.00% per annum payable in equal quarterly installments of 1.25% per annum, commencing with the fiscal quarter ending on or about February 25, 2023.

The Credit Agreement contains customary representations and warranties, events of default and financial, affirmative and negative covenants for facilities of this type, including but not limited to a springing financial covenant relating to a fixed charge coverage ratio, and restrictions on indebtedness, liens, investments and acquisitions, asset dispositions, restricted payments and prepayment of certain indebtedness.

The description of the Amendment and the Amended Credit Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Amendment and the Amended Credit Agreement. A copy of the Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending August 27, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the ABL Facility and the FILO Credit Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: September 1, 2022	By:	/s/ Gustavo Arnal
Gustavo Arnal
Chief Financial Officer

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